                  RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.
                              LETTER OF TRANSMITTAL
                              ---------------------

          THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 20, 2001 (THE "EXPIRATION DATE") UNLESS EXTENDED.

(Please indicate changes or corrections to the name, address and Tax Identification Number printed above.)

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         To participate in the Offer, a duly executed copy of this Letter of
Transmittal and any other documents required by this Letter of Transmittal must be received by the Purchaser (as defined below) on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth below does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Limited Partner. Please use the pre-addressed, postage paid envelope provided.

         This Letter of Transmittal is to be completed by limited partners ("Limited Partners") of Resources Accrued Mortgage Investors 2, L.P. (the "Partnership") pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase, dated January 17, 2001 (the "Offer to Purchase"), made by Bighorn Associates LLC, a Delaware limited liability company (the "Purchaser").

               PLEASE READ CAREFULLY THE ACCOMPANYING INSRUCTIONS

                        --------------------------------

  IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR UNITS IN THE
    PARTNERSHIP, PLEASE SEND IT TO THE INFORMATION AGENT WITH THIS LETTER OF
                                   TRANSMITTAL

                        --------------------------------

FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF
         THIS LETTER OF TRANSMITTAL, PLEASE CONTACT US AT (888) 448-5554

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TO:      BIGHORN ASSOCIATES LLC

         The undersigned hereby tenders all of its units of limited partnership interest in the Partnership as set forth above (the "Units") to Bighorn Associates LLC, a Delaware limited liability company (the "Purchaser") for $90 cash per Unit, less any distributions made by the Partnership prior to the date of payment, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase and any supplements, modifications or amendments thereto, constitute the "Offer").

         The undersigned recognizes that, under the circumstances described in the Offer to Purchase, the Purchaser will accept Units for payment on a pro rata basis (with adjustments to avoid purchases of certain fractional Units) based upon the number of Units tendered prior to or on the Expiration Date and not withdrawn.

         Subject to and effective upon acceptance for payment of any Units tendered hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to such Units purchased and requests, authorizes and directs the General Partner to substitute the Purchaser as a limited partner of the Partnership in place of the undersigned with respect to such Units. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the Limited Partner's proxy and true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such Units and transfer ownership thereof on the Partnership books maintained by the General Partner, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and upon payment of the purchase price payable by the Purchaser in accordance with the terms of the Offer to Purchase in respect of such Units (the "Purchase Price"), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, including, without limitation, all voting rights and the right to receive distributions from the Partnership, all in accordance with the Offer. Subject to and effective upon the purchase of any Units tendered hereby, the undersigned hereby requests that the Purchaser be admitted as a "Substitute Limited Partner" under the terms of the Partnership Agreement of the Partnership. Upon the purchase of such Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect thereto will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

         The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer, the Units tendered hereby, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, or purchase of the Units tendered hereby.

         The undersigned understands that a valid tender of Units to the Purchaser will constitute a binding agreement upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not accept for payment any Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be of no force or effect. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, administrators, executors, successors, assigns and trustees in bankruptcy and other legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

         The undersigned further represents and warrants that, to the extent a certificate evidencing the Units tendered hereby (the "original certificate") is not delivered by the undersigned together with this Letter of Transmittal, (i) the undersigned has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units, (ii) the undersigned has caused a diligent search of its records to be taken and has been unable to locate the original certificate, (iii) if the undersigned shall find or recover the original certificate evidencing the Units, it will immediately and without consideration surrender it to the Purchaser; and (iv) the undersigned shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership (which shall be a third party beneficiary), its successors, and its assigns from and against any and all claims, actions, and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course or a holder appearing to or believed by the Partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.

         FOR INFORMATION AND ASSISTANCE WITH THE OFFER, PLEASE CALL: (888) 448-5554. For Units to be validly tendered, Limited Partners should complete and sign this Letter of Transmittal and return it in the self addressed, postage-paid envelope enclosed, or by Hand or Overnight Delivery to American Stock Transfer at the address set forth on the back cover of this Letter of Transmittal or by Facsimile to (718) 234-5001.

            BEFORE SIGNING AND RETURNING THIS LETTER OF TRANSMITTAL,
                  PLEASE REFER TO THE ACCOMPANYING INSTRUCTIONS

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                           SIGNATURE BOX (ALL OWNERS)
                   (SEE INSTRUCTIONS 1, 3 AND 4 AS NECESSARY)

Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each owner must sign. (See Instruction 1.)

The signatory hereto hereby tenders the number of Units indicated in this Letter of Transmittal to the Purchaser pursuant to the terms of the Offer and certifies under penalties of perjury the statements in Box A and, if applicable, Box B.


X
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                                   (Signature)

X
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                                   (Signature)


Tax I.D. Number X
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Name and Capacity (if other than individuals)


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(Title)


Address
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               (city)                          (state)                    (zip)

Area Code and Telephone No. (   )             (Day)   (   )            (Evening)
                            ------------------        -----------------

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                                      BOX A
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box A)

The person signing this Letter of Transmittal hereby certifies the following to the Purchaser of the Units indicated in this Letter of Transmittal under penalties of perjury:

         (i) The Taxpayer Identification Number ("TIN") printed (or corrected) on the front of this Letter of Transmittal is the correct TIN of the Limited Partner, or if this box [ ] is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either: (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future (it being understood that if the Limited partner does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Limited Partner will be withheld until the TIN is provided to the Purchaser); and

         (ii) Unless this box [ ] is checked, the Limited Partner is not subject to backup withholding either because the Limited Partner: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Limited Partner is no longer subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

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                                      BOX B
                               SUBSTITUTE FORM W-8
                               (See instruction 4)

         By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Limited Partner:

         (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

         (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

         (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

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

                     The Information Agent for the offer is:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                 By Mail:                       By Overnight Courier or Hand:
American Stock Transfer & Trust Company  American Stock Transfer & Trust Company
            59 Maiden Lane                           6201 15th Avenue
          New York, NY  10038                    Brooklyn, New York 11219
   Attn:   Reorg. Department - RAM 2        Attn:   Reorg. Department - RAM 2

             By Facsimile:                     For Information please call:
            (718) 234-5001                       TOLL FREE (888) 448-5554